For more information, contact:
Fletcher Cook	Jaquelyn Scharnick
Phone: (214) 757-7629	Phone: (214) 254-3790
Email: fletcher.cook@att.com	Email: jscharnick@brunswickgroup.com

AT&T REPORTS DOUBLE-DIGIT ADJUSTED EPS AND
FREE CASH FLOW GROWTH, AND 2.1 MILLION
WIRELESS NET ADDS IN SECOND-QUARTER RESULTS

Consolidated Highlights
●
$0.58 diluted earnings per share in the second quarter including significant merger and integration-related expenses; this compared to $0.68 diluted EPS in the year-ago quarter which included an $0.08 one-time gain from the sale of the company's América Móvil investment. Excluding significant items, EPS was $0.69 versus $0.62 a year ago, up more than 11 percent year over year

●
Second-quarter consolidated revenues of $33.0 billion, up 1.4 percent versus the year-earlier period reflecting Mexican acquisitions and pressure from foreign exchange and global hubbing exit; up 2.2 percent when adjusting for the sale of the Connecticut wireline property in the fourth quarter of 2014; wireline business and total revenue growth rates were impacted by foreign exchange

●	Strong cash flows generated, including $9.2 billion in cash from operations and $4.5 billion in free cash flow
●	Free cash flow dividend payout ratio* of 55 percent in the second quarter and 67 percent year to date

Wireless Highlights
●	2.1 million net adds including 410,000 postpaid, 331,000 prepaid and 1 million connected cars
●	About 1.2 million branded (postpaid and prepaid) smartphones added to base
●	Positive branded phone net adds
●	Strong churn levels with continued low wireless postpaid churn of 1.01 percent and total churn of 1.31 percent
●	Strong phone-only postpaid ARPU with AT&T Next monthly billings growth, increased 6.1 percent year over year and 3.3 percent sequentially
●	Wireless operating margin of 25.6 percent; total EBITDA margin of 36.9 percent with a best-ever adjusted EBITDA service margin of 48.5 percent

Wireline Highlights
●	Strategic business services revenues of $2.7 billion, up 13.0 percent and up 13.6 percent when adjusted for the Connecticut wireline sale; now one-third of total wireline business revenues
●	U-verse consumer revenues of $4.1 billion with adjusted growth of 19.2 percent year over year

International Highlights
●	Completion of Nextel Mexico acquisition
●	Integration with Iusacell underway
●	Established plans to own and operate 4G LTE network in Mexico with plans to cover 100 million POPs with a calling plan footprint of 400 million POPs across North America

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at 4:30 p.m. ET on Thursday, July 23, 2015. The conference call and related materials are available on AT&T's Investor Relations website at www.att.com/investor.relations.

DALLAS, July 23, 2015 — AT&T Inc. (NYSE:T) today reported solid second-quarter results with strong adjusted EPS growth, expanding margins and growing free cash flow.

"These results reaffirm our transformation strategy," said Randall Stephenson, AT&T chairman and CEO. "We grew revenues, expanded margins and delivered double-digit adjusted EPS and cash flow growth. We added more than 2 million new wireless subscribers as the repositioning of our smartphone base nears completion. We also began expanding high-quality, high-speed wireless service to Mexican consumers and businesses.

"This is a pivotal time for us. We look forward to closing DIRECTV and building on this momentum by delivering a new TV everywhere experience integrated with mobile and high-speed Internet service."

Consolidated Financial Results
AT&T's consolidated revenues for the second quarter totaled $33.0 billion, up 1.4 percent versus the year-earlier period. When excluding the divested Connecticut wireline property, revenues were up 2.2 percent. Compared with results for the second quarter of 2014, operating expenses were $27.3 billion versus $27.0 billion; operating income was $5.7 billion versus $5.6 billion in the second quarter a year ago, and operating income margin was 17.3 percent, up slightly from 17.2 percent in the year-ago quarter. When adjusting for merger and integration-related expenses, operating income was $6.5 billion versus $5.8 billion a year ago; and operating income margin was 19.6 percent, up 190 basis points from a year ago.

Second-quarter 2015 net income attributable to AT&T totaled $3.0 billion, or $0.58 per diluted share, compared to net income of $3.5 billion, or $0.68 per diluted share in the year-ago quarter. Adjusting for $0.05 of Leap network decommissioning, $0.03 of wireless integration expenses and $0.03 of DIRECTV and Mexico merger and integration-related expenses, earnings per share was $0.69 compared to an adjusted $0.62 in the year-ago quarter, an increase of more than 11 percent.

Cash from operating activities totaled $9.2 billion in the second quarter and $15.9 billion year to date; and capital expenditures totaled $4.7 billion and $8.7 billion year to date. Free cash flow — cash from operating activities minus capital expenditures — totaled $4.5 billion for the quarter and $7.2 billion year to date, an increase over the year-ago quarter even as the company continues to invest in its high-quality network and customers. The free cash flow dividend payout ratio was 55 percent in the second quarter and 67 percent year to date.

For detailed segment results, please go to the Investor Briefing and Financial and Operational Results on the AT&T Investor Relations website.

*Free cash flow dividend payout ratio is dividends divided by free cash flow
AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

About AT&T
AT&T Inc. (NYSE:T) helps millions of people and businesses around the globe stay connected through leading wireless, high-speed Internet, voice and cloud-based services. We're helping people mobilize their worlds with state-of-the-art communications, entertainment services and amazing innovations like connected cars and devices for homes, offices and points in between. Our U.S. wireless network offers customers the nation's strongest LTE signal and the nation's most reliable 4G LTE network. We offer the best global wireless coverage*. We're improving how our customers stay entertained and informed with AT&T U-verse® TV and High Speed Internet services. And businesses worldwide are serving their customers better with AT&T's mobility and highly secure cloud solutions.

Additional information about AT&T products and services is available at http://about.att.com. Follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.

© 2015 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Reliability and signal strength claims based on nationwide carriers' LTE. Signal strength claim based ONLY on avg. LTE signal strength. LTE not available everywhere.

*Global coverage claim based on offering discounted voice and data roaming; LTE roaming; voice roaming; and world-capable smartphone and tablets in more countries than any other U.S. carrier. International services required. Coverage not available in all areas. Coverage may vary per country and be limited/restricted in some countries.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus construction and capital expenditures.  Free cash flow after dividends is defined as cash from operations minus construction, capital expenditures and dividends.  Free cash flow dividend payout ratio is defined as the percentage of dividends paid to free cash flow. We believe these metrics provide useful information to our investors because management regularly reviews free cash flow as an important indicator of the cash generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free cash flow includes reimbursements of certain postretirement benefits paid.

NOTE: Adjusted Operating Income and Margin are non-GAAP financial measures calculated by excluding from operating revenues and operating expenses significant items that are non-operational or non-recurring in nature. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Income and Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted Operating Income and Margin, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income Margin is calculated by dividing Adjusted Operating Income by Operating Revenues.

NOTE: Net-Debt-to-EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies. Management believes these measures provide relevant and useful information to investors and other users of our financial data.  Net debt is calculated by subtracting cash and cash equivalents from the sum of debt maturing within one year and long-term debt. The Net-Debt-to-EBITDA ratio is calculated by dividing the Net Debt by annualized EBITDA.  Annualized EBITDA is calculated by annualizing the year-to-date EBITDA.

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Adjusted Diluted EPS is a non-GAAP financial measure calculated by excluding from operating revenues, operating expenses and equity in net income of affiliates certain significant items that are non-operational or non-recurring in nature, including dispositions. Management believes that this measure provides relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted Diluted EPS, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Adjusted EBITDA is a non-GAAP financial measure calculated by excluding costs which are non-recurring in nature, including dispositions and merger integration and transaction costs. Adjusted EBITDA also excludes net actuarial gains or losses associated with our pension and postemployment benefit plans. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EBITDA, as presented, may differ from similarly titled measures reported by other companies.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Operating Revenues.